Exhibit 10.49

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

WNC Contract No. 250778

WNC & EigenQ - Collaboration Agreement (CEA)

1. Parties and Effective Date

This Collaboration and Evaluation Agreement (the “Agreement”) is made and entered into as of June 12, 2025 (the “Effective Date”), by and between:

EigenQ Inc., a corporation duly organized and existing under the laws of the State of Delaware, United States of America, having its principal place of business at 9175 Guilford Road, Suite 300, Columbia, Maryland 21046, USA (“EigenQ”); and

WNC Corporation, a company duly organized and existing under the laws of Taiwan, having its principal place of business at 20 Park Avenue II, Hsinchu Science Park, Hsinchu 308, Taiwan (“WNC”).

Each of EigenQ and WNC may be referred to individually as a “Party” and collectively as the “Parties.”

From time to time, either Party may designate an Affiliate, licensee, or subsidiary to perform certain obligations or activities described under this Agreement, provided that such entity is bound by obligations of confidentiality, non-use, and intellectual property protection no less stringent than those contained herein. Such delegation shall not relieve the assigning Party of its primary obligations or liabilities under this Agreement unless expressly agreed in writing.

For purposes of this Agreement, “Affiliate” shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with a Party.

2. Purpose

The purpose of this Collaboration Agreement (“Agreement”) is to establish a framework for non-binding collaboration between WNC and EigenQ to explore potential commercial, technical, and strategic opportunities in the field of quantum-safe technologies.

This Agreement confirms the Parties’ mutual interest in assessing various collaboration models, including but not limited to Contract Manufacturing (CM), Joint Design Manufacturing (JDM), and Partnership Framework (PF), as detailed in Annex A – Agreement Framework v2.1. The Parties acknowledge that these models and terms are indicative, non-binding, and subject to further negotiation and formal agreement.

While this Agreement does not itself create any enforceable commitment to proceed with any commercial transaction, product development, or investment, the Parties agree that the following terms shall be binding:

a) Mutual confidentiality and non-disclosure of shared information, as set forth in Section 6.

b) Mutual commitment not to circumvent or undermine the other Party’s proprietary technologies, partnerships, or business interests during the term of this Agreement.

c) Mutual authorization for each Party to publicly acknowledge the existence of this Collaboration Agreement and the ongoing negotiations related to Annex A. Each Party may communicate such information to its respective stakeholders, partners, and investors, provided such disclosure is not misleading and respects the confidentiality obligations herein. The Parties further agree to cooperate in attending industry events, conferences, or go-to-market (GTM) initiatives under joint branding or coordinated messaging, provided that materials for such engagements are pre-approved in writing by both Parties.

The Parties agree to engage in good-faith discussions, with the goal of executing one or more definitive agreements within the timeline described in Section 5 of this Agreement.

This Collaboration Agreement records the mutual intent of the Parties to evaluate a strategic partnership under defined technical and commercial parameters, including but not limited to CM, JDM, and PF models, as laid out in Annex A.

This Agreement enables each Party to communicate its execution to internal and external stakeholders for strategic positioning and industry visibility, subject to the confidentiality limitations herein.

3. Definitions

For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Confidential Information” means any non-public, technical, commercial, operational, financial, or strategic information disclosed by one Party to the other, whether in oral, written, visual, electronic, or any other form, including without limitation any designs, diagrams, schematics, source code, trade secrets, know-how, business plans, forecasts, or third-party information disclosed under confidentiality obligations. Confidential Information shall also include any analyses, summaries, or derivative works prepared by the receiving Party that are based on or incorporate Confidential Information.

“Post-Quantum Unit” or “PQU” means EigenQ’s proprietary hardware module designed to execute post-quantum cryptographic operations and related functionality. The PQU includes any hardware layout, embedded firmware, configuration files, or physical components developed or specified by EigenQ.

“Quantum Encryption Module” or “QEM” means EigenQ’s proprietary cryptographic software and library system that may operate as a standalone product or in conjunction with the PQU to implement hybrid or quantum-resilient encryption and secure communication capabilities.

“EigenQ Technology” means any and all technology, designs, schematics, hardware, software, source code, firmware, documentation, processes, architectures, trade secrets, technical data, and inventions, whether patentable or not, that are developed, owned, licensed, or otherwise controlled by EigenQ or its licensors or affiliates, including but not limited to the PQU, QEM, and related components. EigenQ Technology includes all modifications, enhancements, and derivative works thereof.

“Agreement Framework” means the business and operational matrix attached hereto as Annex A, which outlines the various collaboration roles, commercial engagement models (e.g., Contract Manufacturing, Joint Design Manufacturing, and Partnership Framework), and allocation of responsibilities across EigenQ and WNC, as applicable to present and future products.

“Commercial Agreement” means any subsequent written and binding agreement entered into by the Parties, covering commercial supply, licensing, distribution, or investment. For clarity, no such agreement shall be deemed to exist unless signed by both Parties.

“Affiliate” means, with respect to a Party, any entity that directly or indirectly controls, is controlled by, or is under common control with that Party. “Control” means the possession, directly or indirectly, of more than fifty percent (50%) of the voting securities or equity interests of such entity.

Collaboration Models:

“Contract Manufacturing” or “CM” means a collaboration model where WNC provides fabrication, assembly, and fulfillment services based solely on EigenQ’s specifications, without participating in co-development or technology co-ownership. Under CM, WNC does not acquire any IP rights in the products it manufactures.

“Joint Design Manufacturing” or “JDM” means a collaboration model in which WNC and EigenQ jointly contribute to the development of product designs or architectures. JDM may include co-engineering responsibilities and defined ownership, licensing, or usage rights, as mutually agreed under a future Commercial Agreement.

“Partnership Framework” or “PF” means a non-exclusive and non-binding model for exploring potential areas of cooperation beyond manufacturing or design, including but not limited to go-to-market initiatives, shared customer engagements, pilot projects, technical support, and ecosystem integration. PF arrangements shall not imply any transfer of intellectual property or exclusivity unless otherwise formalized in a Commercial Agreement.

4. Scope of Collaboration

During the Term of this Agreement, WNC and EigenQ (the “Parties”) agree to collaborate on a preliminary, exploratory, and non-binding basis to assess the feasibility and mutual benefit of various joint initiatives, including, but not limited to, the development, manufacturing, and commercialization of quantum-safe hardware, software, and systems.

This collaboration may include discussions and exploratory efforts in the following areas:

a) Technology Integration – Evaluation of potential joint design and integration efforts involving EigenQ’s Post-Quantum Unit (PQU), Quantum Encryption Module (QEM), and related cryptographic software or firmware into WNC-manufactured platforms or modules.

b) Manufacturing Models – Assessment of manufacturing collaboration models such as Contract Manufacturing (CM), Joint Design Manufacturing (JDM), or Partnership Framework (PF), as outlined in Annex A.

c) Product Commercialization – Exploration of potential productization efforts, including but not limited to [***].

d) Market Discovery – Joint efforts to identify and engage with strategic customers, including government, enterprise, and service provider sectors, and to evaluate go-to-market strategies.

e) Platform Ecosystem – Discussion of long-term potential for co-developing a broader platform that includes applications such as [***].

Unless and until formalized in a definitive Commercial Agreement:

1.	Each Party shall remain solely responsible for its own development costs, activities, and decision-making authority.

2.	No transfer, license, or joint ownership of intellectual property shall occur.

3.	Neither Party shall be obligated to proceed with any specific collaboration model or commercial arrangement.

All specific roles, obligations, and commercial terms related to the above areas will be subject to further negotiation and mutual agreement, with reference to Annex A – Agreement Framework v2.1 as the shared basis for ongoing discussions.

5. Timeline and Milestones

This Agreement shall be effective for a period of thirty (30) calendar days from the Effective Date (the “Evaluation Period”).

During the Evaluation Period, EigenQ grants WNC an exclusive right to evaluate the proposed collaboration outlined in Annex A. Neither Party shall enter into negotiations or similar evaluation activities with third parties concerning the same subject matter during this period, unless mutually agreed otherwise in writing.

If no definitive agreement is reached within the Evaluation Period, this Agreement shall automatically terminate without renewal, and each Party shall be free to pursue independent opportunities without obligation to the other. Termination shall not affect obligations relating to confidentiality, non-circumvention, or public communications rights expressly stated to survive.

Nothing in this section prevents the Parties from re-engaging in good-faith discussions at a later date based on mutual interest.

6. Confidentiality

The Parties acknowledge the existence of a prior Non-Disclosure Agreement executed between them and dated April 15, 2025 (the “Existing NDA”), which remains in full force and effect. This Agreement shall be deemed to supplement and extend the confidentiality obligations of the Existing NDA, and in the event of any direct conflict between the terms of this Section and the Existing NDA, the terms of this Agreement shall control solely with respect to information exchanged and obligations arising under this Agreement.

Each Party agrees to maintain in strict confidence all Confidential Information, as defined herein and in the Existing NDA, and shall not disclose or use such information except as expressly permitted under this Agreement. Confidential Information may be used only to fulfill each Party’s obligations under this Agreement and shall be disclosed internally solely on a need-to-know basis, under confidentiality obligations no less protective than those set forth herein.

Each Party shall apply at least the same degree of care to protect the other Party’s Confidential Information as it applies to its own confidential information of similar sensitivity, and in no event less than a reasonable degree of care. Confidential Information shall not be decompiled, reverse-engineered, or analyzed for unauthorized insights.

Upon termination of this Agreement or upon written request by the disclosing Party, all Confidential Information and any copies thereof shall be promptly returned or securely destroyed, unless otherwise legally required to be retained.

The confidentiality obligations under this Section shall survive for a period of five (5) years following the termination or expiration of this Agreement, or longer if required under the Existing NDA.

Each Party may, without further approval but with advanced notice, publicly disclose the existence of this Collaboration Agreement and its general purpose to stakeholders, investors, and the media, including participation in co-branded activities, marketing, and conference presentations.

Nothing in this Section shall be construed as granting any license, ownership, or commercial right, nor limiting any additional remedies available under law or equity.

7. Intellectual Property

All rights, title, and interest in and to all EigenQ Technology, including, without limitation, any hardware designs, schematics, source code, firmware, documentation, components, protocols, specifications, and any improvements, modifications, or derivative works thereof, shall remain solely and exclusively the property of EigenQ, its licensors, or its affiliates, as applicable. Nothing in this Agreement shall be construed as transferring, assigning, or licensing any such rights to WNC, whether by implication, estoppel, or otherwise.

WNC acknowledges that the Post-Quantum Unit (PQU) and Quantum Encryption Module (QEM) are proprietary to EigenQ and may incorporate licensed third-party technologies. WNC shall not (i) reverse engineer, disassemble, analyze, or decompile any portion of the PQU or QEM; (ii) replicate or use any part of EigenQ Technology for any purpose other than as expressly permitted under this Agreement; or (iii) seek to register any patents or other intellectual property rights based in whole or in part on any Confidential Information or technical materials provided by EigenQ.

All feedback, comments, technical observations, or suggestions (“Feedback”) provided by WNC to EigenQ in connection with EigenQ Technology under this Agreement shall be deemed the exclusive property of EigenQ for all intellectual property purposes.

Such Feedback shall be treated as Confidential Information under this Agreement and the Existing NDA, and WNC shall not disclose, publish, disseminate, or otherwise use any Feedback for the benefit of any third party without prior written consent from EigenQ.

Notwithstanding the foregoing, WNC shall not be obligated to assign any rights to pre-existing intellectual property or general know-how that is independently developed by WNC and not derived from or based on EigenQ Technology.

8. No License or Commercial Rights

Nothing in this Agreement shall be construed as granting, by implication, estoppel, or otherwise, any license or right to WNC under any intellectual property right of EigenQ, whether registered or unregistered, including without limitation any patent, trademark, copyright, trade secret, or mask work.

This Agreement does not confer upon WNC any rights of resale, sublicensing, commercial use, or representation in any market or geography, nor does it grant any right to market, distribute, or advertise EigenQ Technology, or to make commitments or representations on behalf of EigenQ to third parties.

WNC acknowledges and agrees that all commercial terms, including any potential supply, investment, licensing, or integration rights, must be negotiated and executed in a separate written agreement signed by both Parties.

9. Commercial Discussions and Future Collaboration

The Parties acknowledge the potential for future commercial collaboration and agree to engage, in parallel with the technical evaluation under this Agreement, in non-binding, good faith discussions to explore the following:

a)	Possible manufacturing support for additional EigenQ hardware form factors, including but not limited to [***];

b)	Joint go-to-market strategies, which may include co-branded pilots, customer introductions, and value-added system integration efforts, subject to EigenQ’s prior written approval;

c)	[***].

The Parties may jointly participate in industry conferences, promotional campaigns, or go-to-market showcases to represent their collaboration and technological integration efforts. All such external engagements shall be coordinated in good faith, and each Party shall retain discretion over its own messaging, provided it aligns with the principles set out in this Agreement.

[***]

For clarity, this Section shall not impose any obligation on either Party to proceed with a commercial agreement or investment, nor shall it limit EigenQ’s exclusive authority to determine commercial structure, pricing, timing, or customer engagement strategies in connection with its technology.

10. Termination

This Agreement shall remain in effect for a minimum of thirty (30) days from the Effective Date and may thereafter be terminated by either Party for any reason or no reason upon ten (10) calendar days’ prior written notice.

In addition, the Agreement shall automatically expire without further action by either Party upon the earlier of:

a)	The completion of all obligations during the Evaluation Period and any agreed extensions; or

b)	Failure by either Party to meet its material obligations within the designated timeline in Section 5 (Timeline and Milestones), unless otherwise extended in writing.

The Parties expressly acknowledge and agree that time is of the essence in the performance of their respective obligations under this Agreement.

This Agreement may only be extended or amended by a mutual written agreement, executed by duly authorized representatives of both Parties.

Upon termination or expiration of this Agreement, each Party shall:

(i)	Immediately cease all use of the other Party’s Confidential Information;

(ii)	Return or securely destroy all Confidential Information and evaluation materials received under this Agreement, including all copies, summaries, reports, and derived data, except where retention is required by law.

Upon expiration of the Evaluation Period without a definitive agreement, this Agreement shall terminate with no further obligation on either Party, except for Sections on Confidentiality, and Governing Law, which shall survive.

Termination or expiration shall be without prejudice to any rights, obligations, or remedies that may have accrued to either Party prior to the effective date of termination.

The provisions of Sections 1 (as to defined terms), 3 (Definitions), 6 (Confidentiality), 7 (Intellectual Property), 8 (No License or Commercial Rights), 10 (Termination), 11 (Representations and Warranties), 12 (Governing Law), 13 (Miscellaneous), and 14 (Electronic Signatures) shall survive any expiration or termination of this Agreement.

11. Representations and Warranties

Each Party represents and warrants to the other that:

a)	It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation.

b)	It has the full right, power, and authority to enter into and perform its obligations under this Agreement.

c)	The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action, and do not and will not conflict with or result in a violation of any other agreement, law, regulation, or obligation to which it is bound.

d)	It will comply with all applicable laws and regulations in connection with the performance of this Agreement.

e)	It is not subject to any legal restriction, contractual obligation, or third-party agreement that would prevent or materially hinder the full performance of this Agreement.

12. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without regard to its conflict of law principles.

a)	Good Faith Negotiation: In the event of any dispute, controversy, or claim arising out of or in connection with this Agreement, the Parties shall first seek to resolve the matter through good faith negotiations between senior executives of each Party.

b)	Litigation: The Parties hereby submit to the jurisdiction of the applicable court in the State of Delaware, United States of America and the Parties hereby agree that any such court shall be a proper forum for the determination of any dispute arising hereunder.

c)	Injunctive Relief and Jurisdiction: Nothing in this Section shall limit either Party’s right to seek temporary, preliminary, or permanent injunctive relief from any court of competent jurisdiction in Delaware, including for actual or threatened breaches of confidentiality or intellectual property obligations.

13. Miscellaneous

a)	Entire Agreement. This Agreement, including its exhibits and the referenced Non-Disclosure Agreement dated April 15, 2025, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements, representations, or communications.

b)	Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be valid unless set forth in a written instrument executed by duly authorized representatives of both Parties.

c)	Notices. All notices or communications required or permitted under this Agreement shall be in writing and delivered (a) by email with confirmation of receipt, or (b) by courier or registered mail, to the contacts designated below, or as otherwise provided by written notice from time to time.

d)	Assignment. Neither Party may assign or delegate this Agreement or any of its rights or obligations hereunder, whether voluntarily, by operation of law, or otherwise, without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of a Party’s assets.

e)	Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

f)	No Waiver. Failure or delay by either Party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy.

14. Electronic Signatures and Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

The Parties agree that execution and delivery of this Agreement by electronic means, including PDF, scanned image, or use of an electronic signature platform such as DocuSign, shall be legally binding and effective to the same extent as a manual ink signature.

Each Party represents that its signatory is duly authorized to execute this Agreement on its behalf.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

WNC		EIGENQ

By:	/s/ Jeffrey Gau	By:	/s/ Dr. Jesse Van Griensven Thé
Name:	Jeffrey Gau	Name:	Dr. Jesse Van Griensven Thé
Title:	President & CEO	Title:	CEO
Date:	June 17, 2025	Date:	6/17/2025

Annex A

EigenQ-WNC Agreement Framework v2.1.xlsx

Md5Sum

c356712016aa9a8d148a53c6f9d30042 EigenQ-WNC Agreement Framework v2.1.xlsx